SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2006 (April 27, 2006)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2006, Massey Energy Company (the “Registrant”) issued a press release regarding its unaudited financial results for the three months ended March 31, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

This Current Report on Form 8-K and the earnings press release attached hereto are being furnished by the Registrant pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

The Registrant also announced in the press release attached hereto as Exhibit 99.1 the Board of Directors’ authorization of the commencement of a $50 million open market share repurchase of the Registrant’s common stock using cash on hand. The Registrant previously reported in a press release dated November 15, 2006 that the Board of Directors authorized a $500 million share repurchase program of the Registrant’s common stock from time to time with free cash flow, as market conditions warrant and existing covenants permit. The Registrant will consider further share repurchases as the year continues.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated April 27, 2006 issued by the Registrant entitled “Massey Energy Reports Financials for First Quarter 2006 and Announces $50 Million Stock Repurchase.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: April 28, 2006	By:	/s/ Jeffrey M. Jarosinski
	Name:	Jeffrey M. Jarosinski
	Title:	Vice President, Finance and
Chief Compliance Officer

Exhibit Index

99.1	Press release dated April 27, 2006 issued by the Registrant entitled “Massey Energy Reports Financials for First Quarter 2006 and Announces $50 Million Stock Repurchase.”